Form C

Cover Page

Name of issuer:

Buying Collective Holdings Incorporated

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 12/12/2016

Physical address of issuer:

1450 South Blackhawk Boulevard
Mt. Pleasant UT 84647

Website of issuer:

https://bchinc.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Unit consist of common stock and warrant

Target number of securities to be offered:

120,000

Price:

$2.50000

Method for determining price:

Pro-rated portion of the total principal value of $300,000; interests will be sold in increments of $2.50.

Target offering amount:

$300,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/24/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$170,501.00	$0.00
Cash & Cash Equivalents:	$170,501.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$188,000.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($18,010.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Buying Collective Holdings Incorporated

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Rod A. Smith	President of Buying Collective Holdings Incorporated	Buying Collective Holdings Incorporated	2016
Gerwin Martin	Chief Operating Officer	Buying Collective Holdings Incorporated	2017
Brandon D. Fugal	Chairman and Principal Owner	Coldwell Banker Commercial Advisors	2017
Daniel A. Carr	Consultant	Practical Business Advisors	2017
Daris C. Rice	Senior Account Manager	HCA Mountain Division of GE HealthCare	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Rod A. Smith	President	2016
Rod A. Smith	Chief Executive Officer	2016
Rod A. Smith	Director	2016
Gerwin Martin	Chief Operating Officer	2017
William W. Cawsey	Vice President - Business Development	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Rod A. Smith	4,020,000 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock	90.5999999999999

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We were incorporated in the State of Delaware in December 2016. In March 2017, we entered into a joint venture agreement with Green PolkaDot Box Incorporated ("GPDB") to create Green Polka Dot Box LLC ("GPDB LLC"), with us owning 80% and GPDB owning 20% of the joint venture. GPDB contributed all the rights to its Health Merchant® program, which we will operate through GPDB LLC. The Health Merchant® program is a new business with no operating history. Since our formation, we have not generated any revenues. Accordingly, we have no history upon which an evaluation of can be made. Our lack of operating history makes it difficult for potential investors to evaluate our Health Merchant® business model, our plans to enable consumers to purchase non-GMO contaminated, affordable CLEAN food, our prospects, and our projections for future performance.

As an early stage company, we are subject to all the risks and delays inherent in the formation, financing, organizing, staffing, launching, and growing a new business. We expect to sustain losses in the future as we implement our business plan and grow. There can be no assurance that we will generate revenues sufficient to operate profitably.

Our sales prices will be based on product costs plus a percentage markup. Accordingly, fluctuating food costs may have a direct impact upon our profitability. Prolonged periods of product cost inflation may have a negative impact on our profit margins and results of operations. In addition, product cost inflation may negatively impact consumer spending trends, which could adversely affect our sales. Our profit levels may be negatively impacted during periods of cost deflation or stagnation for food products, even though our gross profit as a percentage of the price of goods sold may remain relatively constant.

To offset lower gross margins, we may have to reduce expenses incurred or pass on the costs of operation to consumers. If we are unable to reduce our expenses or pass on the cost of operation to consumers our business, prospects, financial condition or results of operations could be adversely impacted.

Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business success is dependent upon the successful implementation of our business plan. We may not be successful in implementing our business plan and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

We will need to obtain additional financing to fund our operations and implement our business plan.

Even if we reach our goal for the Maximum Fundraise Target of $1,000,000, which will enable us to launch our Health Merchant® program in the western United States, we will need additional capital in the future to expand the Health Merchant Program® nationally and continue to execute our full business plan. Therefore, we will be dependent upon raising additional capital from our planned Regulation A+ and/or other offerings in the form of either debt or other equity offerings to expand our operations, make strategic acquisitions, and execute our full business plan.

At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We may not be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

The future issuance of Common Stock will result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in this crowdfunding offering.

In the future, we may grant additional stock options or issue additional warrants or other convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

Competition in our business is intensely competitive and we face significant competition from a variety of sources.

We operate in competitive markets and our future success will be largely dependent on our ability to provide quality products and services at competitive prices. The organic and natural products market is intensely competitive and sensitive to national and regional economic conditions. Demand for the products that we distribute may be adversely affected by consumer spending, which may be adversely impacted by economic conditions such as consumer confidence in future economic and business conditions, interest and tax rates, employment levels, salary and wage levels and weather patterns affecting food production. Although purchasing food is a necessity, a decrease in consumer spending in the non-GMO contaminated, CLEAN food space could cause our sales to decrease, which could have a material adverse effect on our financial condition and results of operations.

The organic and natural food and products industry is highly competitive. We face competition from distributors of organic and natural products as well as specialty grocery and mass-market grocery distributors and retailers. Consumers have many choices in the club or membership retailer industry, including Costco, Walmart's Sam's Club, and BJ's. We also compete with national, regional, and local retailers of organic, natural, gourmet and other specialty foods that focus on health-conscious consumers such as The Good Earth, Whole Foods, Sprouts, and Trader Joe's. Other competitive forces include conventional retail grocery stores. These competitors have been in business longer, have substantially greater financial and other resources, and may be better established in their markets.

We can provide no assurance that our current or potential competitors will not provide products or services comparable or superior to those provided by us or adapt more quickly than we do to evolving industry or market trends. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which would materially and adversely affect our business, prospects, financial condition or results of operations. We cannot assure investors that we will be able to compete effectively against current and future competitors.

As we grow our customer base and scale to thousands of users, our website's infrastructure as it relates to storage space, bandwidth, processing ability, speed and other factors may begin to deteriorate or fail completely. This may result in deteriorating user experience, system failures or system outages for continued periods of time. If we are unable to resolve any technical glitch, our business and financial conditions could suffer.

We will depend heavily on our directors and officers, who have substantial influence over our operations and control substantially all our business matters.

Given the Company is still in its early stages, we believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants, and advisors. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future or delays in hiring required personnel could have a material adverse effect upon our business, results of operations and financial condition.

We will rely heavily upon the judgment of our Board of Directors and our executive officers. We believe our success depends heavily on the continued active participation of our current management team, particularly Rod Smith, our President and Chief Executive Officer. If we were to lose the services of Mr. Smith, the loss could have a material adverse effect upon our business, financial condition or results of operations.

Our growth plan requires significant operational and financial resources. There is no assurance that we can obtain the operational and financial resources we will need to manage develop and manage our growth strategy. Rapid growth in employment may place a significant strain on management and administrative, operational and financial infrastructure, and failure to adequately manage growth could have a material adverse effect on our business, prospects, financial condition or results of operations.

Please note that none of our officers are full time or part time. They are not drawing salaries at present and plan to work full time once operations commence.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$300,000**
Use of Proceeds:	Including the CLEAN food products to stock inventory to be acquired from brands that offer us 30 to 60-day credit terms for payment, the funds we receive will be utilized to pay for CLEAN foods acquired from brands that require prepayment. Combining inventory from "credit" brands and $200,000 form "pre-paid" brands we can stock about $500,000 in total Inventory, at "landed cost," to support Health Merchant store sales. Another way of putting it is that $500,000 worth of inventory at landed cost, in stock in our Utah warehouse, will enable BCHI to open its Health Merchant stores, receive and ship approximately $800,000 worth of inventory at wholesale pricing or about 5,333 orders valued at an average of $150 each.

If we raise:	**$500,000**
Use of Proceeds:	Again, another $200,000 spent with pre-paid CLEAN food brands funds would be combined with CLEAN foods we can purchase from brands who give us credit to double our inventory levels at landed cost to about $1,000,000. This translates to about $1,600,000 worth of inventory at wholesale pricing or about 10,666 orders, monthly, valued at an average of $150 each.

If we raise: **$700,000**

Use of Proceeds: Another $200,000 spent with pre-paid CLEAN food brands funds would be combined with CLEAN foods we can purchase from brands who give us credit to double our inventory levels at landed cost to about $1,500,000. This translates to about $2,400,000 worth of inventory at wholesale pricing or about 16,000 orders, monthly, valued at an average of $150 each; to increase profitability further.

If we raise: **$1,000,000**

Use of Proceeds: Its important to recognize that GPDB has over 50,000 potential customers who are pre-registered and waiting to order, and that number is growing daily from among the more than 45-million prospective customers in the Health Merchant Buying Collective. GPDB requires inventory to fill orders. Therefore, and again, the last $300,000 tier of funding collected from this offering will be spent on purchasing additional inventory to meet growing demand from our Health Merchant customers.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less

than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Security Offered:
The Company is offering units (collectively the "Units" and each a "Unit") with each Unit comprised of:

(i) one share (each a "Share" and collectively the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"); and

(ii) one Common Stock purchase warrant (each a "Warrant" and collectively the "Warrants").

Purchase Price:
$2.50 per Unit, each Unit including one Share of Common Stock and one Warrant. Common stock has standard voting rights. No pro-rata rights specified.

Amount of Financing:
$1,000,000 in Units (400,000 Units).

Minimum Investment:
$100 in Units.

Permitted Investors:
Under Regulation CF, Investors are limited in the amount they may invest in any 12-month period as follows:

(i) If either the annual income or the net worth of the investor is less than $100,000, the investor is limited to the greater of $2,000 or 5% of the lesser of his or her annual income or net worth.

(ii) If the annual income and net worth of the Investor are both greater than $100,000, the investor is limited to 10% of the lesser of his or her annual income or net worth, to a maximum of $100,000.

Warrant Terms:
The Warrants are exercisable for 24 months at an exercise price of $10.00 per Warrant..

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Common stockholders have voting rights.
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that BUYING COLLECTIVE HOLDINGS INCORPORATED seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Stock	50,000,000	1,125,000	Yes	Yes
Common Stock	200,000,000	4,250,000	Yes	No
Other				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Series A Preferred shares have 10 votes per share, while common stock shares have 1 vote per share. In liquidation event, Series A Preferred stock will have liquidation priority over common.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

None.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The security offered is the same as the existing common stock.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the bylaws and certificate of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the $2.50/share are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has a $60,000 note payable to Pier Bjorklund that is scheduled to be repaid with six equal monthly payments of $10,000 each, commencing in July 2017. There is an additional $5,000 payable to Joseph Pivinski that is due for repayment in two equal monthly payments of $2,500 each, commencing on July 2017.

In April 2017, the Company has issued two-year Convertible Notes totaling $400,000 in principal amount that bear interest at 8% (APR) and are convertible into shares of Common Stock of the Company at a discount to a future qualified equity financing of $5,000,000 or more at a discount of 75% off the offering price per share of the qualified financing.

The Company issued a $200,000 note payable to Green PolkaDot Box Incorporated on December 30, 2016 that was extinguished upon the issuance to Green PolkaDot Box Incorporated of a 20% stake in the Green Polka Dot Box LLC. The $200,000 Promissory Note to Green PolkaDot Box Incorporated was forgiven as its capital contribution to the LLC.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2017	Regulation D, Rule 506(b)	Convertible Note	$400,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

On February 17, 2017, the Company entered into a convertible debt agreement with Gerwin Martin (The Chief Operating Officer) in the amount of $50,000. The convertible debt interest rate is 8% per annum. The convertible term is two years or earlier if elected to convert to common stock. The conversion right is subject to BCHI receiving a Qualified Financing transaction. Under the agreement, the definition of a Qualified Financing transaction is the Company's next sale (or series of related sales) by the Company of its Equity Securities following the date of issuance of this Note from which the Company receives gross proceeds of not less than $5,000,000. In conjunction with this convertible note the Company issued a two-year warrant to the lender to purchase up to $200,000 worth of the Company's common stock. The per share price is to be calculated based on the trading activity of the Company.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☐ Yes
- ☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Company Overview

Buying Collective Holdings Incorporated ("BCHI" or the "Company") is in business to accomplish three inter-related objectives:

(1) attract and organize a group of consumers, described by the Company as a "Buying Collective," who live in the continental United States and are interested in shopping online to purchase CLEAN (e.g. organic and non-GMO) foods;

(2) purchase and warehouse (i.e. receiving, stocking, inventory management) CLEAN foods from manufacturers, vendors, producers, farmers, and processors for subsequent sale and distribution; and,

(3) then promote, market, and sell CLEAN foods online for fulfillment (i.e. receive, process, pick n' pack, and ship orders via third-party common carriers) direct to residential and commercial retail customers in the Buying Collective.

OBJECTIVE (1): To Organize a Buying Collective of Online Shoppers

To organize a Buying Collective of online shoppers, the Company entered into an Asset Purchase Agreement (the "APA") with Green PolkaDot Box Incorporated, a Nevada corporation ("GNV"), pursuant to which BCHI and GNV established a joint venture limited liability company in Delaware called Green Polka Dot Box LLC ("GPDB" or the "Joint Venture"), which is owned 80% by BCHI and 20% by GNV. Upon the closing of the APA, BCHI will acquire the 20% of GPDB now owned by GNV so that GPDB will then be a wholly-owned subsidiary of the Company. The GPDB trade name, together with certain intellectual property including Internet technology, software, trademarks, patents, collateral assets and contracts were contributed to GPDB by GNV for the Joint Venture's use. (Copies of the APA and the Joint Venture Agreement are on file at the offices of BCHI and can be made available by contacting info@bchinc.com)

A key component of the intellectual property acquired for the Joint Venture is a digital online application (the "Application") through which individual entrepreneurs, health care professionals, independent organizations, and a variety of businesses—each with its own potential customer groups—can become online, non-stocking distributors for GPDB or "Health Merchants®," each with its own self-branded, online store that is operated through the Application. Health Merchants® influence consumers with whom they have existing relationships to purchase CLEAN foods sourced and provisioned by GPDB on behalf of the Health Merchants®. GPDB is organizing the constituents, supporters, followers, adapters or customers of Health Merchants® into a collective group of potential shoppers—the Buying Collective—for the CLEAN foods offered online, to meet a primary objective of the Company.

A market influencer willing to abide by specific terms and conditions established by GPDB may become a Health Merchant® by entering into a five-year exclusive Distributor Agreement, paying a one-time $4,997 Activation Fee and Monthly Service Fee of $195. In exchange, Health Merchants® may earn 10% on gross online sales that result from purchases by their customers, although some who became Health Merchants® prior to October 1, 2016 paid only $1,997 and $100 monthly, or nothing at all.

A Turn-Key Solution

GPDB offers Health Merchants® a "turn-key" solution for ecommerce to their customers. This solution includes facilitating and supporting Health Merchant® sales by and through the Application; providing an online website, including hosting services and maintenance; performing product evaluations and inventory selection, storage and management; order processing; credit card account processing; order fulfillment and tracking; customer care; and marketing, promotions, and advertising services. In accordance with the terms of the Joint Venture Agreement, GNV assigned to the Joint Venture all of the agreements with approximately 280 Health Merchants®.

The Company intends to make future investments in GPDB for advertising and marketing to increase the number of Health Merchants® and potential customers in the Buying Collective.

OBJECTIVE (2): To Purchase and Warehouse CLEAN Foods

To purchase CLEAN foods for sale and distribution, GPDB is establishing direct distribution and purchase arrangements with CLEAN food manufacturers, producers, and processors.
Pricing and delivery terms have been reached with more than 220 prominent CLEAN food brands representing more than 2,000 products. These brands and their products are displayed in the Health Merchant® online stores.

Products include a variety of foods—shelf-stable dry goods with a one to two-year shelf life, as well as frozen and/or refrigerated goods, and unique, hard-to-get produce in bulk—for breakfast, lunch, dinner, and in-between meal snacks. BCHI's goal is for GPDB to have at least 4,000 products in constant supply for online ordering by customers in the Buying Collective. To reach that goal, GPDB is actively in discussion with more than additional manufacturers and vendors representing more than 2,000 products.

GPDB will purchase a limited number of products from each manufacturer or vendor, typically the most popular selling products they identify, helping to ensure customer satisfaction and rapid sell-through. The ingredients of all products to be offered in the Health Merchant® stores are carefully evaluated and vetted by GPDB's organic certified nutritionist, Patty James, to ensure that they free of genetically modified organisms (GMO's) and any other toxic or harmful ingredients. GPDB believes that product evaluation—making sure that products and ingredients are CLEAN—is essential to the product selection process to help maintain the trust of consumers in the Buying Collective.

Ordering Products and Warehouse Management System

Products are purchased from manufacturers and vendors, producers, and processors distributor with pricing goals ranging from 40% to 60% off Manufacturer's Suggested Retail Pricing ("MSRP"). When possible, the purchase price includes delivery to GPDB's distribution center in Mt. Pleasant, Utah and and new distribution center to be established in Cleveland, Tennessee. Although many orders for inventory initially come in case lots, whenever possible, GPDB will order by the pallet or multiple pallets to lower inbound freight costs per unit. It takes from 10 to 30 days from the date of order to receive products from manufacturers and vendors.

A significant number of the brands with whom GPDB has established trade or "distributor" relationships offer credit terms for purchasing inventory and repayment, typically from 30 to 60-days. Other brands require pre-payment for orders before they are willing to ship to GPDB warehouses. The current Offering is intended to raise investment capital for purchasing inventory from Brands that require pre-payment.

GPDB uses an enterprise level, web-based warehouse management system (WMS) with the trade name “Odoo” (formally OpenERP), adopted with lower cost scalability in mind. Odoo has multi-warehouse adaptability and uses a double-entry accounting system to ensure accurate inventory management across the entire supply chain.

Product Acquisition Team Helps Ensure Price Competitiveness

BCHI has a Product Acquisition Team that is dedicated to seeking out popular and unique products. They attend trade shows nationwide to meet with new and established vendors offering CLEAN food products. Through GPDB’s direct purchase and distribution agreements, BCHI has also acquired contractual relationships with more than 500 of the nation’s top CLEAN food manufacturers, representing thousands of unique products from almost everything imaginable for breakfast, lunch, dinner and in-between meal snacks including frozen/refrigerated foods to specialty produce in bulk. BCHI’s goal is to have not less than 4,000 SKU’s in constant supply. For a complete listing of current brands go to www.greenpolkadotbox.com

The Acquisition Team also reviews and evaluates customer product recommendations that are suggested through a Request-A-Product link that is located on Health Merchant® store websites. When a new vendor or product is being evaluated for selection it must be CLEAN and its acquisition cost must also be low enough to ensure that the product can be priced appropriately for the benefit of shoppers in the Buying Collective.

BCHI’s goal is to offer and maintain low pricing. A member of the Product Acquisition Team completes price comparison research for every product selected and offered for sale on the Health Merchant® store websites to make sure that GPDB pricing is at least 10% below the lowest prices in the retail market at other online or brick and mortar stores. Comparative pricing is shown on each Product Description Page in the Health Merchant® store. GPDB also offers a “Lowest Price Guarantee” to the customers in the Health Merchant® Buying Collective via issuance of an immediate store credit when proof is offered by the customer that the product was available at a lower price, elsewhere, within seven days from the date of purchase. GPDB’s strategy to provide Health Merchant® customers with a “lowest price guarantee” on all products they sell is established
to help build shopper loyalty and repeat-order habits.

Special Value Offers

BCHI will continue to seek the best CLEAN food products available in the market from established and emerging brands and induce them to offer those products, periodically, at special values—with the goal of giving GPDB discounts of 25% or more below distributor pricing—that will enable GPDB to run high value promotions on a bi-weekly basis. These promotions are expected to average 50% to 70% off retail pricing. Vendors and manufacturers facilitate these Special Value Offers by GPDB in advance by setting special discounts for promotional purposes.

While Special Value Offers will likely drive shopping traffic to the Health Merchant® stores, they will also serve as a constant reminder to Buying Collective shoppers that Health Merchant® pricing offers good comparative value.

Vertical Integration is the Key to Controlling CLEAN Food Supply and Reducing Costs

Direct purchasing relationships with CLEAN food manufacturers and producers will always be an important part of sourcing CLEAN foods for the Buying Collective. Additionally, the BCHI business model for sourcing CLEAN foods is to become vertically integrated, to the fullest extent possible, into "essential" CLEAN food production and processing. This includes groups of whole foods essential to good health like proteins, produce, grains, and nuts and seeds.

The Company is seeking opportunities to purchase CLEAN food production and processing assets to acquire and sell ready-for-consumption products to GPDB for re-sale and distribution to its Health Merchant® customers and, potentially, other direct selling organizations. By reducing costs in the supply chain through vertical integration, BCHI can source CLEAN foods for GPDB at discounts that may result in lower pricing to Buying Collective shoppers.

Regional Distribution Centers for 1 to 2-day Shipping

BCHI has leased a 40,000 square food warehouse/distribution center in Mt. Pleasant, Utah (the "Utah DC"), for fulfilling orders to Health Merchant® customers living in the western United States. The Utah DC houses an industrial size refrigerator and freezer to store cold goods, along with hundreds of linear feet of racking and shelving for dry goods storage, and pick n' pack operations. At full capacity, operating 24-hours per day, Monday through Saturday, running three shifts, and employing about 70-full time laborers including supervision, the Utah DC can fulfill approximately 150,000 orders monthly, while housing up to $10,000,000 worth of inventory (landed cost) at any given time.

The Company plans to open a second, 20,000 square foot distribution center in a facility currently under lease in Cleveland, Tennessee (the "Tennessee DC") to serve customers living in the eastern half of the United States. Operations at the Tennessee DC are expected to commence in September 2017. The Tennessee DC will be capable of processing and fulfilling approximately 75,000 orders monthly.

Orders shipped from both the Utah and Tennessee DC's will be delivered within 1-2 days by Federal Express Ground, and potentially other carriers, to homes and places of business of customers living throughout most of the continental United States.

OBJECTIVE (3): To Promote, Market, and Sell CLEAN Foods Online

To sell CLEAN foods online for fulfillment direct to residential and commercial Customers, GPDB will utilize the Application, the Company's proprietary, online, digital, ecommerce platform, for its Health Merchants® and their customers. The Application facilitates orders placed by the customers of Health Merchants® on their respective self-branded store websites. The website is organized to allow shoppers to search or sort products for choosing by brand, category and/or dietary needs (e.g. organic, gluten free, vegan, etc.).

Health Merchant Store and Technology

A typical Health Merchant® store can be viewed at gmofigher.gpdb.com. All stores appear in the same color scheme and design template, but with different logos and bi-lines to identify the unique branding of each Health Merchant®. All Health Merchants® with whom the Company has contracts have stores built and in place on GPDB's ecommerce platform, ready to commence operations.

The Application is built upon a MEAN stack (i.e Mysql Express Anguar Node.js) with integration into a Magento ecommerce core and Odoo WMS. This allows GPDB to have greater control over presentation of the product catalog and user features. Magento facilitates order processing management, including record retention and retrieval for the customer. The catalog is supplied with product data stored in ElasticSearch which also serves as the primary search engine for shopping customers.

BCHI uses CloudFlare for its DNS and content delivery network. Servers are currently hosted by digitalocean in New York, but the Company has plans to implement a co-location strategy in San Francisco for a scalable platform to handle a larger customer base, when necessary. This server network enhancement, along with other plans for store improvements—including automatic shipments software, Health Merchant® blogs, and a mobile application—are planned for development.

Product Pricing, Margins and Break Even

BCHI prices the products for sale on Health Merchant® stores at blended or average mark up of 1.60 times landed costs. There are occasional exceptions when the landed cost for a given product may not allow for competitive pricing. If in management's opinion such product may have strategic value, then the margin may be sacrificed. The product may be offered at a lower mark up or be used as "loss leader" to increase a shopper's perception of value. The opposite is also true: some product costs may allow for increased margin.

Our goal for BCHI product pricing—after allocation for order processing, Health Merchant® commissions (10%), and fulfillment costs—is to achieve a gross margin of approximately 14%. To achieve"break-even" GPDB requires approximately $1,050,000 in monthly sales or about 7,000 orders at an average of $150 each.

Customer Shopping Experience

Customers are not required to pay any fees for the privilege of shopping on their Health Merchant®'s store website; neither are they required to purchase in bulk or case lots to get the best pricing. Again, GPDB offers Health Merchant® customers a Lowest Price Guarantee.

Customers may place individual items in their electronic shopping cart that meet individual dietary and lifestyle requirements and preferences. Free shipping is available on orders that exceed $150 in value after any discounts or surcharges. Orders between $50 and $150 incur a flat rate shipping charge of only $8.95. Orders under $50 are charged standard carrier rates for shipping.

Surcharges on frozen/refrigerated goods apply based on order size, ranging from $0 to $9.99. Sales taxes are applied to orders received from shoppers living in states where GPDB has shipping nexus.

Customer orders are paid by credit card. GPDB personnel pick n' pack each customer order. Orders received during normal business hours are processed by GPDB within 24 hours. Most orders can be delivered within two days using FedEx Ground.

BCHI and the Health Merchant® stores are not accepting orders at this time. A significant portion of the proceeds from this Offering is intended to enable GPDB to secure sufficient CLEAN food inventory from vendors requiring pre-payment so that business operations, sales, and order processing can commence. Management estimates that the minimum of $800,000 from this offering for the purchase of CLEAN foods, combined with the credit terms available from other brands, will enable GPDB to house approximately $2,000,000 worth of inventory at landed costs, enough for a retail or sales value of approximately $3,200,000. This inventory would facilitate an average of approximately 21,333 orders on a monthly basis; more than sufficient to achieve the "break-even" of 7,000 monthly orders.

Composition of Company Revenues

BCHI's subsidiary, Green PolkaDot Box ("GPDB") LLC, is pre-revenue. The following shows the sources of anticipated income once GPDB LLC operations commence:

Profits derived from GPDB LLC Sales & Fees:

- GPDB receives $4,997 from the sale of each Health Merchant® distributorship of which approximately $3,500 is gross profit, after cost of sales (e.g. advertising, promotion and administrative expenses).

- Health Merchants® pay $195 in Monthly Service Fees beginning on the activation date of their online store and continuing for the store's lifetime. **$50** is allocated monthly to cover the monthly subscription costs of a 3rd party service provider, Inclan Technologies, for the provisioning of a unique, customizable website and phone application that can be used to accommodate and support a Health Merchant's marketing activities. **$5** is allocated monthly to cover live support services from GPDB's Health Merchant® Services Group. Management estimates that one HMSR can serve 500 Health Merchants® with real time support on a monthly basis. The balance of **$90** is gross profit.

- CLEAN food Products offered and sold on the Health Merchant's® online website are priced at an average of 1.6 times landed cost, yielding a gross margin of approximately 14% based on an average order of **$150**. Example: A $150 order having a landed cost of **$93.75**, and all other added Cost of Goods, will yield a gross profit of **$21**.

Primary Business Activities
As indicated in the Company Overview, BCHI is engaged in the business of building a Buying Collective of health-minded consumers through the Health Merchant digital application; sourcing CLEAN foods from manufacturers, producers and processors; and fulfilling online orders for delivery directly to the homes of consumers in the Buying Collective.

While some revenues are derived from the sale of Health Merchant distributorships and the Monthly Service Fees they pay, the most significant, on-going revenues are sustained through the sale of CLEAN foods through the Health Merchant digital application to consumers in the Buying Collective.

BCHI has amassed nearly 300 Health Merchants who have a collective reach to more than 45-million potential consumers. An example of one Health Merchant is the **March Against Monsanto** organization with more than 800,000 "activist" followers who gather and demonstrate against Monsanto and the distribution of GMO foods that taint our national food supply. By becoming a Health Merchant the March Against Monsanto organization can sell CLEAN foods at deeply discounted prices and generate 10% monthly profits on those sales to help sustain and fund the efforts of the Organization.

Neither BCHI or its subsidiary Green PolkaDot Box LLC (GPDB) have generated any revenues.

Company Milestones
BCHI originally founded its business on December 13th, 2016, then moved quickly to achieve the following milestones:

- **January 5th, 2017** entered into Definitive Purchase Agreement to acquire 60% ownership interest in Day Boat Seafood LLC, a Florida-based corporation, to be able to acquire directly from production a wide range of sustainable wild caught seafoods at production cost, about 80% - 90% off retail prices. $500,000 was paid in advance by BCHI to securitize the Agreement. The closing for this acquisition requires an additional $5.5 million and is conditioned upon BCHI first completing a future offering (Reg A+). The Company plans to file for a Reg A+ Offering after the current offering is completed. In the event that the Company is unable to execute a successful Reg A+ Offering or fund the $5.5 million to close the Acquisition, then the $500,000 already paid will be forfeited.

- **January 20th, 2017** created subsidiary Green PolkaDot Box LLC, a Delaware corporation for the purpose of acquiring the trade name and assets from Green PolkaDot Box Incorporated and placing those assets in the LLC.

- **February 2, 2017** entered into purchase agreement to acquire 157-acre organic navel orange orchard in Fillmore, California, for the purpose of acquiring oranges fresh picked off the tree at an average of 50¢ per pound, about 80% - 90% off retail prices. The Purchase Agreement did not require any money for a down payment. The closing for this acquisition requires $1.4 million and is conditioned upon BCHI first completing a future offering (Reg A+). The Company plans to file for a Reg A+ Offering after the current offering is completed. In the event that the Company is unable to execute a successful Reg A+ Offering or fund the $1.4 million required to close the Acquisition, there will be no financial penalty.

- **February 22, 2017** entered into definitive purchase agreement to acquire the Health Merchant assets (e.g. trade names, digital application, health merchant contracts, manufacturer relationships, etc.), and some liabilities, from insolvent Green PolkaDot Box Incorporated. The estimated value of the pending transaction is $25 million. BCHI will issue a block of its common stock--not to exceed 5,000,000 shares--to Green PolkaDot Box at closing which is scheduled to occur later this year; after Green PolkaDot Box meets the terms and conditions of the Agreement. The deal includes establishment of a temporary joint venture to operate the Health Merchant program until closing of the Purchase Agreement (TBD).

- **March 31st, 2017** Completed BCHI 2016 financial audit.

Historical Results of Operations

Neither BCHI or its subsidiary have commenced operations. Everything is in place to do so but for the fact that we do not have inventory in stock. The purpose of this offering is to secure capital for inventory so operations can commence.

General Trends for Growth

The just recently organized, the Company is positioned to commence sales and growth within four weeks from completion of the current offering which is intended to purchase inventory. Health Merchant stores are prepared to launch sales efforts. The distribution center in Mt. Pleasant, Utah, which the Company plans to lease when the offering is completed, is ready for stocking inventory and commencing operations. From the commencement Health Merchant sales we expect our revenues to exceed our expenses in the first month; and that the business revenues will be sufficient to continue to fund operations thereafter, resulting in growth.

As far as our **expectations for future growth** are concerned, we believe that revenues and income can increase by 10% monthly, during the first year because of the significant numbers of Health Merchants and their constituents to whom we can market directly, electronically. Keep in mind the Company already has 35,000 pre-registered customers who are waiting for the stores to open. We anticipate that we will pre-register at least another 100,000 by July 1st, 2017, our anticipated Health Merchant stores' launch date.

The Company's future growth, however, lies in marketing through Health Merchants directly to their constituents. With very modest conversion-to-order rates of .02% (that's 5,000 orders for every 250,000 emails) the Company anticipates it can gradually increase email campaigns on a weekly basis, starting out at about 250,000 emails per week with highly valued product promotions, then increasing emails to 275,000 per week, then 300,000 per week and so on, accumulating customers, increasing orders by 10% or more monthly.

Uncertainties that could affect the Company's financial condition

Failure to secure at least $600,000 from this offering or some other type of offering would not allow the Company to acquire and stock sufficient inventory to provide a meaningful CLEAN food offering to consumers in the Buying Collective.

Cash On Hand & Liquidity

BCHI has approximately $29,000 in cash on hand as of May 2017. Monthly burn rate is around $5,000. Key Management is deferring compensation while waiting for operations to commence. Employees necessary to sustain minimal operations to achieve profitability are currently working elsewhere, waiting for notice that this offering is completed so operations, sale and fulfillment of orders can commence.

At the end of 2016, we have $170,501 in Cash, and 188,000 in liabilities.

We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in inventory for the purpose of generating sales and provide liquidity for operations.

We anticipate deploying cash from this offering as we've specified in our **Use of Proceeds** immediately upon receipt.

We expect that the proceeds of this offering will enable us to improve our liquidity and provide additional working capital to grow our business by acquiring additional inventory and increasing sales. The proceeds of this offering are necessary to the viability of our business, it will be integral to developing sales and establishing cash flow. The proceeds of this offering will enable the business to start to pursue its sales activities and are necessary to our viability.

As it has been explained earlier, based on an average order of $150 the Company will generate gross profit of 14%. The Company believes its free shipping policy will encourage customers to place orders with value higher than $150. At an average order of $150 or more the Company requires only 7,000 orders, monthly, to break even.

The Company has already identified over 35,000 pre-registered customers who management believes are waiting for sales operations to commence. Moreover, the Company's network of Health Merchants have direct marketing influence over 45-million potential customers. The reason why there are not already more pre-registered customers is because the Health Merchants, at large, are waiting for inventory to be stocked--which can be achieved upon completion of this offering. The reader would benefit by visiting a sample Health Merchant store at www.gmofighter.com to see the product selection that is awaiting order.

The Company has no operating history upon which it can base any expectations or make any financial representations pertaining to revenues and earnings upon which a potential investor may rely.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.bchinc.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN BUYING COLLECTIVE HOLDINGS INC.

Organic, non-GMO foods at wholesale prices, delivered to your doorstep

"We're focused on (1) building the Buying Collective of CLEAN food shoppers through the Health Merchant® network; (2) sourcing CLEAN foods at the lowest possible cost; and (3) selling CLEAN foods with direct, free delivery to households that are part of the Buying Collective. We want to solve an enormous food problem in the United States—the high cost and limited availability of CLEAN food and the proliferation of GMO-contaminated food that pervades more than 70% of the food supply.



Rod Smith
CEO, BUYING COLLECTIVE HOLDINGS INC.



FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $300K goal
$100 min
by Wefunder Portal LLC
INVEST

Priced Round

$40.1M pre-money valuation | **$2.50**/share

If you invest, you're betting Buying Collective Holdings Incorporated will be worth more than $40.1M in the future.

OUR AMBITION

Demand for CLEAN foods is projected to grow to $100 billion by 2022. But there are an estimated 70-million more adult households that would likely shift their spending from GMO-contaminated, unclean foods to CLEAN foods if they were similarly priced. BCHI intends to capture 10% of the potential market demand for CLEAN foods by building a national Buying Collective comprised of adult consumers who are motivated to shop online to obtain lower prices with more convenience.

DOCUMENTS

BCHI_Business_Overview_5.25.17.pdf

https://bchinc.com

Nasdaq GlobeNewswire

Green PolkaDot Box Announces Launch of "Health Merchant" Program
November 10, 2014

MOUNT PLEASANT, Utah, Nov. 10, 2014 (GLOBE NEWSWIRE) -- Green PolkaDot Box Incorporated (OTC:GPDB) "GPDB" or "Company" announced today that it intends to launch its Health Merchant program on December 1 st, 2014. After years of

Natural News.com

Startup watch: Green PolkaDot Box online retailer to finally make organic, non-GMO foods affordable
August 31, 2011

(NaturalNews) Something significant is happening in the organic foods industry: There's a new player on the block, and its name is Green PolkaDot Box. It's a new online organic store that's launching in just a few weeks, and it has the potential to

Our Mission is to Make Natural Foods Affordable

We're forming a Buying Collective by uniting the purchasing power of millions of consumers to drive down prices.


FIRST, WE HAVE BUILT
AN ONLINE DIGITAL SHOPPING PLATFORM
TO CREATE A
“BUYING COLLECTIVE”
AND SERVE MILLIONS OF CONSUMERS...
THE Green PolkaDot BOX

Buying Collective Holdings, Inc.

> *"For the last ten years, we've been fighting the giant food manufactureres and chemical companies, trying to eradicate the distribution of GMO contaminated food, and trying to drive down prices of clean food so they're affordable for everyone."*



Rod Smith

CEO, BUYING COLLECTIVE HOLDINGS, INC.

The Avg U.S. Household Spends $700 Per Month on Groceries

But there's a huge problem with our food. Huge corporations and pesticide manufacturers have contaminated our food with potentially dangerous side effects.

70%

of U.S. foods are contaminated with GMOS and related toxins

5

pesticides are ingested daily by the average American child

Take a Closer Look At Our Business Plan

High costs are the main barrier to American consumers who want to buy clean food. We believe by extracting the middle man we can grow the market.


CURRENT U.S.
DISTRIBUTION SYSTEM
LEADS TO HIGH PRICES
$$$
Producer
Processor
50% markup
Distributor
250% TO 300%
Difference between Producer Cost and Retail Price


VERTICAL INTEGRATION LEADS TO
BIG COST REDUTIONS AND LOWER PRICING
Retail Price
Distributor mark up
Processor mark up
Producer mark up
Producer Cost
Current CLEAN Foods
$2.94
$.34
$.38
$.50
$.25
Consumer Price
GPDB Markup
Health Merchant Profit
Processing Cost
GPDB Producer Cost
BCHI Vertical Integration
$1.00
$.50
$.10
$.15
$.25


VERTICAL INTEGRATION IS THE SOLUTION
TO LOWER PRICES
BEFORE
*AFTER
DISCOUNT TO RETAIL
Seafood
*Includes Free Delivery


THE CLEAN FOOD SHIFT
IS COMING!


PRICING MATRIX
$1.00
$1.30
$3.00
$2.55
$2.10
$1.80
$1.05


COMPETITIVE ADVANTAGES
GPDB
Other Retailers of CLEAN Foods
Health Merchant "Influencer" Marketing
Lowest Price Guarantee
Customized Order Fulfillment
Frozen/Refrigerated Foods
In Season Produce Offerings
Vendor Marketing Leverage
Vertical Integration
GPDB's unique competitive advantages offer real value and leverage opportunities through IT innovation.

HELP US BRING CLEAN FOOD TO EVERYONE

Dear Investors,

Since I started out on my business adventures nearly 40-years ago I searched for what I thought would be the perfect business model:

A profitable business that provided essential goods for repeat consumption at the lowest prices to the mass consumer.

I discovered that for which I was looking about 10-years ago and it's been my endeavor since to make it into a reality. Now I'm ready to show it to you. With the help of dedicated staff and hundreds of CLEAN food producers and vendors we have perfected that business model. It's ready to achieve what I always thought it would become—a multi-billion-dollar enterprise that would benefit the lives of millions of health-minded consumers...and the investors who could recognize it!

The timing is perfect for you to get involved; not only to improve your health and wellness but to fatten up your financial portfolio with ownership in a new, amazing business model that is going to disrupt the current distribution systems for CLEAN foods and make them affordable for all consumers no matter where they live!

You are here because you believe in supporting the CLEAN Food Movement. I invite you to join me in this movement and reap the harvest we've planted.

Yours truly,



Rod A. Smith
Chief Executive Officer
Buying Collective Holdings Incorporated


YOUR STORE
IS BUILT ON A
SOLID FOUNDATION
HEALTH
Merchant

About Our Mission

MEET THE FOUNDERS



Rod Smith

CEO

Has extensive business experience specializing in startup and technology development, a dynamic entrepreneurial management strategist with a 25+ year record of achievement .



Gerwin Martin

Vice President - Business Development

An experienced operations and technology executive who has developed and implemented leading edge business solutions for companies from startup to Fortune 500 in various industries.



William Cawsey

Vice President - Business Development

Has worked as a financial officer and in the investment banking industry for 25 years, and has worked as an assistant controller for the St. Louis Rams and the New York Yankees.

AND THE REST OF THE TEAM



Daris Rice

Director

A healthcare executive with three decades of sales, management, and leadership experience. Experience in companies ranging from pre-revenue startups to industry giants such as GE and Siemens



Brandon Fugal

Director

Has been engaged in commercial real estate brokerage since 1991. Also recognized as #1 Agent Globally with Coldwell Banker Commercial and Ernst Young Entrepreneur of the Year for 2016—Western Region.



Daniel Carr

Director

Over 30 years in the enterprise resource planning (ERP) industry and has overseen over 2,000 ERP implementations since 1981. An industry founder of various companies related to software industry.

DETAILS

What's your cashflow?

– COLLAPSE ALL

BCHI has approximately $29,000 in cash on hand as of May 2017. Monthly burn rate is around $5,000. Key Management is deferring compensation while waiting for operations to commence. Employees necessary to sustain minimal operations to achieve profitability are currently working elsewhere, waiting for notice that this offering is completed so operations, sale and fulfillment of orders can commence.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO BUYING COLLECTIVE HOLDINGS INC.

1. We were incorporated in the State of Delaware in December 2016. In March 2017, we entered into a joint venture agreement with Green PolkaDot Box Incorporated ("GPDB") to create Green Polka Dot Box LLC ("GPDB LLC"), with us owning 80% and GPDB owning 20% of the joint venture. GPDB contributed all the rights to its Health Merchant® program, which we will operate through GPDB LLC. The Health Merchant® program is a new business with no operating history. Since our formation, we have not generated any revenues. Accordingly, we have no history upon which an evaluation of can be made. Our lack of operating history makes it difficult for potential... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Buying Collective Holdings Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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